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Class B COMMON STOCK

ROCK OF AGES CORPORATION

Proxy Solicited by the Board of Directors

Annual Meeting of Stockholders - June 25, 2009

The undersigned hereby appoints each of Kurt M. Swenson and Richard C. Kimball as proxies, each with the full power to appoint a substitute, to represent and to vote, as designed on the reverse side, all shares of Class B Common Stock of Rock of Ages Corporation, a Delaware corporation (the "Company"), the undersigned may be entitled to vote, with all the powers undersigned would possess if personally present, at the Annual Meeting of Shareholders to be held on June 25, 2009 and any adjournments or postponements thereof (the "Meeting").  In their discretion, such proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as a director if for any reason either Richard C. Kimball or Kurt M. Swenson is unable to or will not serve, and other matters incident to the conduct of the Meeting or any adjournments or postponements thereof.  This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR the election of Richard C. Kimball and Kurt M. Swenson as directors (Proposal No. 1), and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2009 (Proposal No. 2) and FOR the reincorporation of the Company from the state of Delaware to the state of Vermont (Proposal No. 3).  Additionally, this proxy will be voted in the discretion of the proxies named above upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as director if for any reason either Richard C. Kimball and Kurt M. Swenson is unable to or will not serve, and other matters incident to the conduct of the Meeting.  The undersigned acknowledges receipt of the Company's definitive Proxy Statement in connection with the Meeting, the related Notice of Annual Meeting of Stockholders and the Company's 2008 Annual Report.

■	(continued - to be dated and signed on reverse side)	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

ROCK OF AGES CORPORATION

Class B COMMON STOCK

JUNE 25, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access www.voteproxy.com and follow the on-screen instructions.  Have your proxy card available when you access the web page and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.rockofages.com

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet    i

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The Board of Directors Recommends a vote FOR the election of Richard C. Kimball and Kurt M. Swenson as directors (Proposal No. 1), FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2009 (Proposal No. 2), and FOR  the  reincorporation of the Company from the state of Delaware to the State of Vermont (Proposal No. 3).

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.        Election of Directors duly nominated.

❑ FOR ALL NOMINEES                      NOMINEES:

                                             m Richard C. Kimball

❑ WITHHOLD AUTHORITY           m Kurt M. Swenson

     FOR ALL NOMINEES

❑ FOR ALL EXCEPT

      (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:  ●

2.     Proposal to ratify the appointment of Grant Thornton LLP as Company's independent registered public accounting firm for fiscal 2009.

3.     Proposal to reincorporate the Company from the state of Delaware to the state of Vermont by merging the Company into its wholly owned Vermont subsidiary of the same name.

	FOR ❑ FOR ❑	AGAINST ❑ AGAINST ❑	ABSTAIN ❑ ABSTAIN ❑

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered names(s) on the account may not be submitted via this method.

❑

Signature of Stockholder	Date:	Signature of Stockholder	Date:
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Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

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